Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2005, accompanying the consolidated financial statements of Encore Credit Corp. and Subsidiaries for the years ended December 31, 2004 and 2003, which is incorporated by reference in this Registration Statement on Form S-8 (the “Registration Statement”). We consent to the incorporation in this Registration Statement of the aforementioned report.

/S/ Grant Thornton LLP

Irvine, California
August 15, 2005